CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Name of Issuer: Continental Assurance Company Separate Account (B)
In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, each of the undersigned hereby certifies, to the best of his or her knowledge, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.
Date: February 25, 2011

By:	/s/ THOMAS C. SCOTT
Thomas C. Scott
Principal Executive Officer

By:	/s/ LAWRENCE J. BOYSEN
Lawrence J. Boysen
Principal Financial and Accounting Officer